                                                                    Exhibit 99.2
NEWS BULLETIN

          [LETTERHEAD OF FRB WEBER SHANDWICK FINANCIAL COMMUNICATIONS]

           [LOGO OF WORLDWIDE RESTAURANT CONCEPTS, INC.]


FOR IMMEDIATE RELEASE

June 27, 2002

              WORLDWIDE RESTAURANT CONCEPTS, INC. ANNOUNCES FOURTH
                    QUARTER AND FULL YEAR FISCAL 2002 RESULTS

HIGHLIGHTS:

..    Total revenue growth of 7.5 percent in the fourth quarter and 8.9 percent for the year
..    Second consecutive quarter of same store sales increases at all divisions
..    EPS grew by 167 percent in the fourth quarter and increased 60 percent for the full year
..    Pat & Oscar's opened fourth restaurant this year

SHERMAN OAKS, Calif.--June 27, 2002--Worldwide Restaurant Concepts, Inc. (NYSE:
SZ) today reported financial results for the fourth quarter and fiscal year ended April 30, 2002.

For the fourth quarter, the Company reported revenues of $63.6 million, an increase of 7.5 percent over the $59.1 million in the comparable period in fiscal 2001. Net income for the fourth quarter was $2.1 million, or $0.08 per diluted share, compared to net income of $0.9 million, or $0.03 per diluted share in the same period a year ago. The increase in net income for the quarter was primarily attributable to improvements in store level profitability in both domestic and international Sizzler operations and Pat & Oscar's, and to a tax benefit resulting from the utilization of tax loss carry-forwards.

The Company reported revenues of $267.2 million for the fiscal year ended April 30, 2002, an increase of 8.9 percent or $21.8 million over revenues of $245.3 million in fiscal 2001. Net income for the year increased by 64.5 percent to $4.5 million, or $0.16 per diluted share, from $2.7 million, or $0.10 per diluted share in the prior year.

                                    - more -

FRB|Weber Shandwick serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

Worldwide Restaurant Concepts, Inc.
Page 2 of 7


Second Consecutive Quarter Of Same Store Sales Growth At All Divisions

For the second consecutive quarter, the Company reported same store sales growth at all divisions and generated a 3.5 percent increase in weighted average same store sales. Same store sales grew by 13.2 percent at Sizzler Australia, 0.1 percent for Sizzler USA, 5.2 percent for KFC, and 0.3 percent for Pat & Oscar's, compared to the fourth quarter last year.

"We've continued the sales trends that began in the second quarter by paying close attention to what our customers want and by designing promotions that deliver on quality, value and taste," said Charles Boppell, President and Chief Executive Officer of Worldwide Restaurants Concepts. "Sizzler Australia continues to successfully run high value promotions featuring the salad bar with protein add-ons, while KFC successfully boosted its check average through multi-person dining packages, or `feasts'. Although smaller, Sizzler USA's increase of 0.1 percent reflects the progress of our strategy of promoting high value entrees in the $7.99 to $9.99 price range. We're generating excitement about the brand that translated into a 1.8 percent increase in customer counts in the fourth quarter," concluded Mr. Boppell.

Pat & Oscar's same store sales comparison for the fourth quarter was adversely affected by the advertising and media coverage of the ten year anniversary campaign and a 12,000 person catering order, both of which occurred in the fourth quarter of fiscal 2001, and by some cannibalization in the San Diego market. Excluding the cannibalization at one location, same store sales increased more than 3 percent for the quarter.

Pat & Oscar's Expansion

During the fourth quarter, the Company announced the opening of the fifteenth Pat & Oscar's restaurant, bringing the total number of fiscal 2002 restaurant openings to four. "When we began the fiscal year, we established the goal of opening four units in fiscal 2002. We've achieved that goal and now have set the more ambitious target for fiscal 2003 of opening five to six new restaurants. We believe that increasing our restaurant count by 30 percent to 40 percent per year is a sustainable growth rate. With the San Diego market well served, we're building a pipeline of future properties that spans a wide range of communities in Southern California," commented Mr. Boppell.

Release Of Net Operating Losses

As of April 30, 2002, the Company had a deferred tax asset of $64 million, primarily related to net operating losses, which is offset by a $56 million valuation allowance. Under Generally Accepted Accounting Principles (GAAP), a valuation allowance is reversed when it becomes "more likely than not" that the Company will generate future taxable income. Based on the Company's past performance and its projections of future taxable income, the Company released $1.3 million of the valuation allowance in the fourth quarter. The Company will continue to evaluate the appropriateness of the deferred tax assets on a quarterly basis.

                                    - more -

Worldwide Restaurant Concepts, Inc.
Page 3 of 7


Outlook For Fiscal 2003

"In fiscal 2002, we focused our divisions on three key strategies that we'll take to the next level in fiscal 2003. These strategies are first, the ongoing development of the Sizzler brand domestically and internationally through investment in our menu and our facilities. Second, we'll expand Pat & Oscar's into new markets, and third, we'll strengthen our KFCs by remodeling existing units and adding new units. We began the process of implementing these strategies in fiscal 2002 and generated a $0.06 increase in EPS for the year. I'm optimistic that as we continue to follow our strategic plan, our shareholders will be rewarded with additional growth in earnings," concluded Mr. Boppell.

Investor Conference Call

Worldwide Restaurant Concepts will be holding an investor conference call to discuss the Company's financial and operational results today at 11:00 a.m. EST. Investors will have the opportunity to listen to the conference call over the Internet at www.companyboardroom.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay, also at www.companyboardroom.com, will be available shortly after the call.

About Worldwide Restaurant Concepts

Worldwide Restaurant Concepts, Inc., formerly known as Sizzler International, Inc., operates, franchises or joint ventures 336 Sizzler(R)restaurants worldwide, 107 KFC(R)restaurants primarily located in Queensland, Australia, and 15 Pat & Oscar's(SM) restaurants.

Certain statements contained in this document may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These statements may include but are not limited to, statements regarding: (i) continuing growth in revenues and earnings; (ii) continuation of same store sales growth at all divisions; (iii) the opening of five to six additional Pat & Oscar's restaurants through the end of the next fiscal year; (iv) the Company's review of tax loss carry-forwards; and (v) growth in earnings per share in fiscal 2003 and beyond.

Worldwide Restaurant Concepts cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected in the forward looking statements contained herein. Such factors include, but are not limited to: (a) the Company's ability to implement its strategic plan and manage its costs and expenses; (b) the continuing successful marketing and product initiatives resulting in positive same store sales; (c) the availability of capital to upgrade the facilities at its domestic and international Sizzler locations and its Australian KFCs; (d) Pat & Oscar's ability to acquire a sufficient number of suitable sites to open five to six new restaurants; (e) the Company's ability to generate sufficient future domestic taxable income required for utilization of net operating loss carry-forwards;
(f) economic conditions, both generally and as they affect the restaurant industry in particular; and (g) other risks as detailed from time to time in the Company's SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K .

                               [tables to follow]

              Worldwide Restaurant Concepts, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                      (In thousands, except per share data)

For the Twelve Weeks Ended April 30,                                   2002            2001
----------------------------------------------------------------   ----------        ---------
Revenues
  Restaurant sales                                                   $ 61,565        $ 56,962
  Franchise revenues                                                    2,014           2,161
----------------------------------------------------------------   -----------       ---------
  Total revenues                                                       63,579          59,123
----------------------------------------------------------------   -----------       ---------
Costs and Expenses
  Cost of sales                                                        21,318          19,593
  Labor and related costs                                              17,184          16,152
  Other operating expenses (asset write downs of $1,287                14,794          13,009
    for 2002, $453 for 2001)
  Depreciation and amortization                                         2,109           2,201
  General and administrative expenses                                   6,308           5,310
----------------------------------------------------------------   -----------       ---------
  Total operating costs and expenses                                   61,713          56,265
----------------------------------------------------------------   -----------       ---------
  Interest expense                                                        817           1,047
  Investment income, net                                                 (181)           (233)
  Other income                                                            (90)              -
----------------------------------------------------------------   -----------       ---------
  Total costs and expenses                                             62,259          57,079
----------------------------------------------------------------   -----------       ---------
Income before income taxes                                              1,320           2,044
Provision (benefit) for income taxes                                     (768)          1,120
----------------------------------------------------------------   -----------       ---------
Net income                                                           $  2,088        $    924
================================================================   ===========       =========
Basic and diluted earnings per share                                 $   0.08        $   0.03
================================================================   ===========       =========


                                    - more -

Worldwide Restaurant Concepts, Inc.
Page 5 of 7



              Worldwide Restaurant Concepts, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                      (In thousands, except per share data)

For the Years Ended April 30,                                            2002            2001
-----------------------------------------------------------------   -----------       ----------
Revenues
  Restaurant sales                                                      258,770         236,665
  Franchise revenues                                                      8,417           8,676
-----------------------------------------------------------------   ------------       ---------
  Total revenues                                                        267,187         245,341
-----------------------------------------------------------------   ------------       ---------
Costs and Expenses
  Cost of sales                                                          88,960          83,322
  Labor and related costs                                                73,476          67,107
  Other operating expenses (asset write downs of $1,287                  63,368          56,301
    for 2002, $453 for 2001)
  Depreciation and amortization                                           9,377           9,246
  General and administrative expenses                                    24,583          22,293
-----------------------------------------------------------------   ------------       ---------
  Total operating costs and expenses                                    259,764         238,269
-----------------------------------------------------------------   ------------       ---------
  Interest expense                                                        3,616           3,844
  Investment income, net                                                   (820)         (1,560)
  Other income                                                             (502)           (347)
-----------------------------------------------------------------   ------------       ---------
  Total costs and expenses                                              262,058         240,206
-----------------------------------------------------------------   ------------       ---------
Income before income taxes                                                5,129           5,135
Provision for income taxes                                                  649           2,412
-----------------------------------------------------------------   ------------       ---------
Net income                                                              $ 4,480        $  2,723
=================================================================   ============       =========
Basic and diluted earnings per share                                    $  0.16        $   0.10
=================================================================   ============       =========


                                    - more -

Worldwide Restaurant Concepts, Inc.
Page 6 of 7

              WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                               April 30,            April 30,
                                 ASSETS                                          2002                2001
-------------------------------------------------------------------------   ------------           ---------
Current Assets:
  Cash and cash equivalents                                                  $  23,388             $  9,997
  Restricted cash                                                                4,651                7,852
  Receivables, net of reserves of $814 at
    April 30, 2002 and $965 at April 30, 2001                                     2,301               2,464
  Inventories                                                                     4,367               4,211
  Current tax asset                                                               2,191               3,324
  Prepaid expenses and other current assets                                       1,402               2,554
-------------------------------------------------------------------------   ------------           ---------
     Total current assets                                                        38,300              30,402
-------------------------------------------------------------------------   ------------           ---------
Property and equipment, at cost
  Land                                                                            5,701               5,663
  Buildings and leasehold improvements                                           78,371              71,488
  Equipment                                                                      60,441              65,477
  Capital leases                                                                  2,616               2,616
  Construction in progress                                                        1,215               1,873
-------------------------------------------------------------------------   ------------           ---------
                                                                                148,344             147,117
  Less - Accumulated depreciation and amortization                              (87,010)            (87,106)
-------------------------------------------------------------------------   ------------           ---------
  Total property and equipment, net                                              61,334              60,011
-------------------------------------------------------------------------   ------------           ---------
Property held for sale, net                                                       2,632               3,996
Long-term notes receivable, net of reserves of $3
  at April 30, 2002 and $17 at April 30, 2001                                       774                 994
Deferred income taxes                                                             5,683               2,425
Goodwill, net of accumulated amortization of
  $659 at April 30, 2002 and $659 at April 30, 2001                              20,940              19,557
Intangible assets, net of accumulated amortization of
  $1,038 at April 30, 2002 and $893 at April 30, 2001                             2,031               2,208
Other assets                                                                      1,813               2,969
-------------------------------------------------------------------------   ------------          ----------
     Total assets                                                             $ 133,507           $ 122,562
=========================================================================   ============          ==========

                                    - more -

Worldwide Restaurant Concepts, Inc.
Page 7 of 7


              WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                                   April 30,         April 30,
                   LIABILITIES AND STOCKHOLDERS' INVESTMENT                          2002              2001
--------------------------------------------------------------------------   -----------------     -----------
Current Liabilities:
  Current portion of long-term debt                                            $    5,971         $    5,597
  Accounts payable                                                                 11,304              9,078
  Other current liabilities                                                        14,531              9,626
  Income taxes payable                                                              2,669              1,870
--------------------------------------------------------------------------      ----------        ----------
     Total current liabilities                                                     34,475             26,171
--------------------------------------------------------------------------      ----------        ----------
  Long-term debt, net of current portion                                           23,369             24,085
  Deferred gains and revenues                                                       8,737              8,307
  Pension liability                                                                11,725              9,482
--------------------------------------------------------------------------      ----------        ----------
     Total liabilities                                                             78,306             68,045
--------------------------------------------------------------------------      ----------        ----------
Stockholders' Investment:
  Capital stock -
    Preferred, authorized 1,000,000 shares, $5 par value;
     no shares issued                                                                   -                  -
    Common, authorized 50,000,000 shares, $0.01 par value;
     outstanding 27,205,491 shares at April 30, 2002
     and 27,744,799 shares at April 30, 2001                                          292                291
  Additional paid-in capital                                                      279,904            279,846
  Accumulated deficit                                                            (212,566)          (217,046)
  Treasury stock, 2,000,000 shares at April 20, 2002
   and 1,363,800 shares at April 30, 2001, at cost                                 (4,135)            (3,189)
  Accumulated other comprehensive loss                                             (8,294)            (5,385)
--------------------------------------------------------------------------      ----------         ---------
     Total stockholders' investment                                                 55,201            54,517
--------------------------------------------------------------------------      ----------         ---------
     Total liabilities and stockholders' investment                               $ 33,507         $ 122,562
==========================================================================      ==========         =========


                                      # # #